U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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GLYECO, INC.
(Name of the Registrant as Specified in its Charter)

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INNOVATIVE GREEN CHEMISTRY®

GLYECO, INC.
4802 East Ray Road, Suite 23-408
Phoenix, AZ 85044
Telephone: (866) 960-1539

Dear GlyEco Stockholders:

It is our pleasure to invite you to the Annual Meeting of Stockholders as set by the GlyEco Board of Directors, on Monday, July 29, 2013, at the Tempe Mission Palms Hotel, 60 E. 5th St., Tempe, AZ 85281.  The meeting starts at 10:00 a.m. local time.

I hope you will be able to attend the gathering as the Annual Meeting presents an opportunity to review and discuss areas and/or specific matters of interest concerning GlyEco, Inc. (GLYE) and its business operations.

Additionally, we ask that you vote your shares and return the enclosed proxies to us in a timely manner on or before July 29, 2013.  We consider every stockholder’s vote and opinion to be important.  Should you have any questions about GlyEco, Inc. or the enclosed proxy materials, please never hesitate to give us a call at 866-960-1539.

Thank you for your support and participation.

All the best,

John

John d. Lorenz
Chm/CEO
GlyEco, Inc. (GLYE)
"Innovative Green Chemistry®"
4802 East Ray Road, Suite 23-408
Phoenix, AZ 85044
O/866-960-1539
D/602-412-3853

INNOVATIVE GREEN CHEMISTRY®

GLYECO, INC.
4802 East Ray Road, Suite 23-408
Phoenix, AZ 85044
Telephone: (866) 960-1539

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 29, 2013

As a stockholder of GlyEco, Inc., a Nevada corporation (the “Company”), you are cordially invited to be present, either in person or by proxy, at the Annual Meeting of Stockholders of the Company to be held at the Tempe Mission Palms Hotel, 60 E. 5th St., Tempe, AZ 85281, at 10:00 a.m. local time, on Monday, July 29, 2013, for the following purposes:

1.	To elect five directors to the Board of Directors to serve for a one-year term or until their successors have been elected and qualified;

2.	To ratify the appointment of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

4.	To indicate, on an advisory basis, the preferred frequency of holding an advisory vote on the compensation of the Company’s named executive officers; and

5.	To vote on any other business that may properly come before the meeting.

Only stockholders of record of the Company’s Common Stock at the close of business on May 24, 2013, will be entitled to vote at the Annual Meeting or any continuations, adjournments, or postponements thereof.

We hope that you can attend the Annual Meeting in person. However, even if you plan to attend, please vote your proxy as soon as possible, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be voted. Your proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

Your attention is directed to the accompanying proxy statement.  This proxy statement is first being mailed to stockholders on or about June 19, 2013.

Our annual and quarterly reports are available at the “SEC Filings” link on our website at www.glyeco.com/company.html.

Thank you for your ongoing support of GlyEco. We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,

/s/ Alicia Williams

Alicia Williams
Interim Chief Financial Officer and Secretary

Phoenix, Arizona
June 19, 2013

GLYECO, INC.
4802 East Ray Road, Suite 23-408
Phoenix, AZ 85044
Telephone: (866) 960-1539

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 29, 2013

This proxy statement contains information related to the Annual Meeting of Stockholders of GlyEco, Inc. (referred to herein as “GlyEco,” the “Company,” “we,” “us,” and “our”) to be held on Monday, July 29, 2013, beginning at 10:00 a.m. local time, at Tempe Mission Palms Hotel, 60 E. 5th St., Tempe, AZ 85281, and any continuations, adjournments, or postponements thereof.  This proxy statement is first being mailed to stockholders on or about June 19, 2013.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. Why did I receive these proxy materials?

We are providing this meeting notice, proxy statement, and proxy cards (the “Proxy Materials”) in connection with the solicitation by the Board of Directors of GlyEco, Inc., a Nevada corporation (“GlyEco,” the “Company,” “we,” “us,” and “our”), of proxies to be voted at our Annual Meeting of Stockholders (the “Annual Meeting”). The proxies also may be voted at any continuations, adjournments, or postponements of the Annual Meeting. This proxy statement contains information you may use when deciding how to vote in connection with the Annual Meeting.

2. When and where is the Annual Meeting, and who may attend?

The Annual Meeting will be held on Monday, July 29, 2013, at 10:00 a.m., local time, at the Tempe Mission Palms Hotel, 60 E. 5th St., Tempe, AZ 85281. Stockholders who are entitled to vote may attend the meeting, as well as our invited guests.

 3. What do I need to attend the Annual Meeting?

If you are a stockholder of record and plan to attend the meeting, please bring an admission ticket and photo identification. Stockholders of record who do not present admission tickets at the meeting will be admitted only upon verification of ownership at the admission counter.

4. What proposals are being presented for stockholder vote at the Annual Meeting?

The following proposals will be considered and voted on at the Annual Meeting:

1.	The election of five directors to the Board of Directors to serve for a one-year term or until their successors have been elected and qualified (Proposal 1);

2.	The ratification of the appointment of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 2);

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 3);

4.	To indicate, on an advisory basis, the preferred frequency of holding an advisory vote on the compensation of the Company’s named executive officers (Proposal 4); and

5.	Any other business that may properly come before the meeting.

5. How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares:

•	Proposal 1 – “FOR” the election of five directors to the Board of Directors to serve for a one-year term or until their successors have been elected and qualified;

•	Proposal 2 – “FOR” the ratification of the appointment of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

•	Proposal 3 – “FOR” approval, on an advisory basis, of the compensation of the Company’s named executive officers.

•	Proposal 4 – For the option of “Every 3 Years” as the preferred frequency of holding an advisory vote on the compensation of the Company’s named executive officers

6. Are there any other matters to be acted upon at the Annual Meeting?

We do not know of any other matter to be presented or acted upon at the meeting. If any matters not set forth in the meeting notice included in the Proxy Materials are properly brought before the meeting, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

7. Who is entitled to vote at the Annual Meeting?

You are entitled to vote if you owned shares of our Common Stock or Series AA Preferred Stock as of the close of business on the record date, May 24, 2013. Each share of Common Stock and Series AA Preferred Stock is entitled to one vote and there is no cumulative voting. As of May 24, 2013, we had 40,271,018 shares of Common Stock and 2,342,750 shares of Series AA Preferred Stock outstanding. Both Nevada law and our Bylaws require our Board of Directors to establish a record date in order to determine who is entitled to receive notice of the Annual Meeting, and to attend and vote at the Annual Meeting and any continuations, adjournments or postponements of the meeting.

8. How many votes must be present to hold the Annual Meeting?

A majority of the shares entitled to vote on the matters to be considered at the Annual Meeting, or 21,306,885 shares, must be present in person or by proxy to hold the Annual Meeting. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well.  Abstentions and broker non-votes will count for purposes of establishing a quorum but will not count as votes cast on any matter.

9. How many votes are needed to approve the proposals?

•
Proposal 1:  To elect five directors to the Board of Directors to serve for a one-year term or until their successors have been elected and qualified, the five nominees who receive the most votes cast in their favor shall be elected.  Abstentions and broker non-votes will have no effect.

•
Proposal 2: To ratify the appointment of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, an affirmative vote of a majority of the shares cast on the proposal is required.  Abstentions and broker non-votes will have no effect.

•
Proposal 3: The advisory approval of the compensation of our named executive officers must receive the affirmative vote of a majority of the shares cast on the proposal in order to be approved, although such vote will not be binding on us.  Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect.

•
Proposal 4: For the proposal regarding the frequency of holding an advisory vote on the compensation of our named executive officers, the frequency option, if any, that receives the affirmative vote of a majority of the votes cast on the proposal will be considered the frequency preferred by our stockholders, although such vote will not be binding on us.  Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect.

10. How do I vote?

In Person at the Annual Meeting: All stockholders may vote in person at the Annual Meeting.

By Internet:  You can vote via the Internet by following the instructions provided in the meeting notice or by accessing the Internet at www.proxyvote.com and following the instructions contained on that website.

By Mail: You can vote my mail be requesting a paper copy of the proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card.

11. What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by (1) sending written notice to our Secretary, Alicia Williams Young, at 4802 E. Ray Rd. Ste. 23-408, Phoenix, AZ 85044 (2) timely delivering a valid, later-dated proxy, (3) voting again over the Internet prior to meeting date and time, or (4) voting by ballot at the Annual Meeting.  No such revocation will be effective, however, unless received by us at or prior to the Annual Meeting. Simply attending the meeting does not revoke your proxy.

12. What if I do not specify a choice for a matter when returning a proxy?

Proxies that are signed and returned but do not contain voting instructions will be voted (1) in abstention in regards to the election of directors (2) “FOR” the ratification of the appointment of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, (3) “FOR” the approval of the compensation of our named executive officers, (4) For the option of “Every 3 Years” as the preferred frequency for holding an advisory vote on the compensation of our named executive officers; and (5) in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

If necessary, and unless the shares represented by the proxy are voted in a manner contrary to the manner described in the preceding sentence, the persons named in the proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates, without further notice, in order to solicit and obtain sufficient votes to approve or disapprove any matters being considered at the Annual Meeting.

13. Will my shares be voted if I do not provide my proxy or instruction form?

If you are a stockholder of record and do not provide a proxy, you must attend the Annual Meeting in order to vote.

14. What does it mean if I receive more than one meeting notice?

If you received multiple meeting notices, it means that you hold your shares in different ways or in multiple accounts. You should vote all of your shares either in person, by Internet, or by mail.

15. Who will pay for the cost of this proxy solicitation?

We will bear the cost of this proxy solicitation.

16. May stockholders ask questions at the Annual Meeting?

Yes. The Chairman will answer questions from stockholders during the designated question and answer period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, stockholders may be limited to two minutes each to present their question. When speaking, stockholders must direct questions to the Chairman and confine their questions to matters that relate directly to the business of the meeting. Stockholders will not be able to make statements.

17. Are there any rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting?

Under the Nevada Revised Statutes, stockholders do not have any dissenters’ appraisal rights with respect to the matters to be acted upon at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s current directors are as follows (ages are as of March 31, 2013):

Name	Age	Position	Director Since
John Lorenz	69	Chief Executive Officer, President and Chairman	November 28, 2011
James Flach	66	Director	November 28, 2011
Michael Jaap	57	Director	November 28, 2011
William Miller	49	Director	November 28, 2011
Joseph Ioia	59	Director	January 15, 2013

Our Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring approval of the Board.  It also holds special meetings when an important matter requires action by the Board between scheduled meetings.  During 2012, the Board held five meetings. Each director who served in 2012 participated in at least 75% of all Board meetings during that period.

The Board is nominating the eight individuals identified below for election as directors. Directors serve for a one-year term or until their successors are elected and qualified.

There are five available positions on the Board. The five nominees who receive the most votes cast in their favor shall be elected.  You should vote all of your shares in favor of up to five nominees. Each of the nominees has consented to being named in the proxy statement and to serve if elected.

A majority of our directors must be “independent directors.” All of the nominees below qualify as “independent directors” as defined in Section 10A(m)(3)(ii) of the Exchange Act and Rule 5065(a)(2) of the NASDAQ Marketplace Rules, with the exception of Messrs. Lorenz, Miller, and Ioia.  Mr. Lorenz is not an “independent director” due to the fact that he is also an executive officer of the Company, Mr. Miller is not an “independent director” because he will soon have received compensation as a consultant to the Company in excess of $60,000, and Mr. Ioia is not an “independent director” because he received a payment from the Company in excess of $60,000 as a part of the transaction described below in the Certain Relationships and Related Transactions section of this proxy statement.

The Nominees

The following are brief biological summaries of the eight nominees:

John Lorenz

Mr. Lorenz served as the Chief Executive Officer, President, and sole director of Global Recycling Technologies from its formation in May 2006 until the reverse triangular merger on November 28, 2011.  Upon the consummation of the merger, Mr. Lorenz replaced Ralph M. Amato as the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. Mr. Lorenz is experienced in identifying and managing new technologies, financing industry consolidations and acquisitions, and providing initial financing for such ventures.  Mr. Lorenz has served as a founder and management, financial and strategic consultant to a number of emerging, public and private companies. Mr. Lorenz founded Environmental Waste of America, Inc. (“EWA”) in 1986, where he participated in virtually all management aspects of the solid waste industry, including acquisitions and integration.  He served as President, Chief Executive Officer, and a director of EWA between 1986 and 1997 until its merger with Envirofil, Inc., a public company that is now Waste Management, Inc.  In addition, Mr. Lorenz was formerly a founder, director, and Chief Executive Officer of Automotive Services of America. Earlier in his career, Mr. Lorenz worked as a financial, marketing, and political consultant, doing media, market, and public opinion research.  Mr. Lorenz has articles on diachronic survey research, and is an author and editor of the book,  The Political Image Merchants , published in 1971.  Mr. Lorenz is an “inventor” on patents and is a frequent lecturer at Universities in the United States on capital, financial strategies, and equity development.  Mr. Lorenz holds an Adjunct Professorship at Marylhurst University, and is preparing a book for publication in 2014 on financial strategies in challenging economic environments. Mr. Lorenz is an active tri-athlete and regularly competes in triathlons and marathons in the US.  Mr. Lorenz holds an undergraduate degree with honors from the University of Portland, and a master’s degree from the University of Chicago.

Michael Jaap

Mr. Jaap has had an extensive career in the field of nonferrous scrap metal recycling, including the areas of copper recycling and copper related raw material feed procurement.  Mr. Jaap has worked with companies such as Amax Copper, where he held positions of purchasing copper and precious metal based scrap. Mike also worked for Commercial Metals, where he ran the yard operations of their Los Angeles facility.  Mr. Jaap worked for Metal Traders, Warrenton Refining Company, owned by Phillip Anschutz.  Mr. Jaap was involved with scrap copper procurement and copper ingot sales. Cyprus Copper Company acquired Warrenton, and Mr. Jaap worked for the Cyprus Copper Division in Phoenix AZ.  The sale of Warrenton by Cyprus prompted Mr. Jaap to set up his own companies over the next 19 years.  These companies include Copper Consulting Industries, DeReelTech, Southwest Metals, Commodity Choppers, INTL Sieramet, Carbontech, JPH LLC and other ventures not specific to the recycling industry.  Mr. Jaap currently owns and operates a copper recycling facility in Indiana, and is an active member of Southwest Metals in Glendale, AZ.  Mr. Jaap is a graduate of Michigan State University with a BS in Microbiology and Public Health.

William J. Miller

Mr. Miller was the founder and CEO of AutoXray from its beginning in 1994 to its sale in 2004.  AutoXray pioneered low cost diagnostic scan tools for automobile computers.  The company’s products were selected Popular Mechanics Editor’s choice 6 out of 7 years, and were featured in the Wall Street Journal, USA Today, and many of the PC Magazines, as well as CNN and Motor Trend television.  During that time Mr. Miller was selected as an Ernst and Young Entrepreneur of the Year, and the company received the Spirit of Enterprise Award from the WP Carey School of Business at Arizona State University.  Prior to his endeavors with AutoXray, Mr. Miller worked in the semiconductor industry and in Europe in the lift truck industry.  He holds a Computer Engineering Degree from the University of Arizona.  Mr. Miller is an active angel investor in select companies and selectively provides consulting to emerging companies.

Joseph Ioia

Mr. Ioia is a leader in the emerging glycol recycling industry. He has a 40-year accomplished background in the petrochemicals and petroleum lubricants industries. Mr. Ioia founded the largest ExxonMobil Distributor in the Metro New York and New Jersey area for the past 25 years. At NY Terminals II, he revamped an aging and underachieving liquid bulk storage terminal into a modern, state-of-the-art facility commonly referred to as the "crown jewel" of the regions privately held terminals. He created and operates a separate transportation business that services both NY Terminals II customers, and clients in the petroleum lubricant and petrochemicals industry.  Mr. Ioia also founded Full Circle Manufacturing, one of the largest and most sophisticated glycol recycling facilities in North America. Under his leadership, the business has grown to over $4.3 Million in estimated revenues for 2012. The company is known for its success in recycling difficult to clean hazardous waste glycols created by the automotive services industry.

John Hawley

Mr. Hawley has worked in industry for 35 years.  He has held various engineering and operations positions, including Process and Project engineering as well as Utility and Production management positions.  He worked for Phone-Poulenc in Green River, WY producing soda ash as a Project Engineer and Utility Manager.  Also, with Phone-Poulenc, he worked in Butte, MT producing elemental Phosphorus as Production Superintendent.  John then moved to Phoenix, AZ in 1995 and has worked in the Rare Earth alloy industry ever since as Operations Manager for three different employers: Rhodia, Santoku and currently Molycorp.  Duties have included managing all duties of day to day operation: production, maintenance, sales, engineering, capital projects and budget and cost control.  Internationally, John spent 3 years in the mid-1980s in the Peace Corp serving in Morocco and Kenya.  In 1997, he installed and started a Rare Earth alloy facility in Baotou, Inner Mongolia, China.  John participates in triathlons and has completed 2 Ironman competitions. John holds a BS degree in Chemical Engineering from the University of Minnesota.

George Melas

Mr. Melas-Kyriazi has extensive experience analyzing, financing, and advising small emerging companies.  He is the President of MKH Management Company LLC, a New York based investment firm that focuses on investing in small and micro-cap public companies, which he founded in 2008.  From 2002 to 2008, Mr. Melas-Kyriazi was a senior analyst with Lord Abbett, a mutual fund company, and previously worked at Deutsche Bank and Natwest Securities.  Mr. Melas-Kyriazi also has experience in community economic and neighborhood development.  He received a M.B.A from Yale School of Management and a B.A. in Social Anthropology magna cum laude from Harvard College.

Rick Opler

Since 1998, Mr. Opler has worked in real estate development.  Previously Mr. Opler held careers as a commercial real estate agent, VP of Finance for a technology startup firm, and VP of a business consulting and venture capital firm.  He also served as director at certain companies.  From 1977 to 1985 he worked at World’s Finest Chocolate.  Mr. Opler received a Bachelor’s degree from Duke University in 1977 and a Master’s degree in business from the University of Chicago in 1981.

Keri Smith

Ms. Smith has 25 years of experience in Securities Services, during which she has occupied many significant operational and management positions.  From 2009 to 2012, Ms. Smith served as the Executive Director of the WSS, Global Fund Services Division for JPMorgan Chase, Boston and JPMorgan Chase, London.  From 2006 to 2008, she was the Global Head/Director – Worldwide Network Management for RBC Dexia Investor Services, London.  From 1998 to 2006, Ms. Smith was the Director – Global Network Management of Investors Bank & Trust Company, and from 1995 to 1998, she was the Vice President – Global Network Management of BankBoston.   Ms. Smith received a Bachelor’s degree from the Rhode Island College for Teaching in 1987.

Recommendation

The Board recommends that stockholders vote “FOR” the election of five of the eight nominees named by the Board of Directors.

Vote Required

The five nominees who receive the most votes cast in their favor shall be elected to serve as directors of the Company for a one-year term or until their successors are elected.  Abstentions and broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We are asking our stockholders to ratify the appointment of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013.  The Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance.  In the event that the stockholders do not approve the appointment of Semple, Marchal & Cooper, LLP, the Board will reconsider its appointment of Semple, Marchal & Cooper, LLP.

The Board intends to appoint Semple, Marchal & Cooper, LLP to be the Company’s independent registered public accountant for the fiscal year ending December 31, 2013, and to concurrently dismiss Jorgensen & Co., which served as the Company’s independent registered public accountant for the fiscal years ended December 31, 2012, and December 31, 2011.

The reports provided by Jorgensen & Co. in connection with the Company’s financial statements for the fiscal years ended December 31, 2012, and December 31, 2011, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that they contained an explanatory paragraph in respect to the substantial doubt of the Company’s ability to continue as a going concern.  Moreover, during the engagement of Jorgensen & Co., (i) there were no disagreements between the Company and Jorgensen & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Jorgensen & Co., would have caused Jorgensen & Co. to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements; and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the two most recent completed fiscal years and through the date of appointment, neither the Company nor anyone on its behalf consulted with Semple, Marchal & Cooper, LLP regarding any of the following: (i) the application of accounting principles to a specific transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and none of the following was provided to the Company (a) a written report, or (b) oral advice that Semple, Marchal & Cooper, LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (iii) any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

A representative from Semple, Marchal & Cooper, LLP will be attending the Annual Meeting telephonically and will be available to respond to any questions.

Recommendation

The Board recommends that stockholders vote “FOR” the ratification of the appointment of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2013.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.  Stockholders who return a signed proxy card but do not indicate how they wish to vote on Proposal 2 will be deemed to have voted “FOR” Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, more commonly referred to as the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

The compensation of our named executive officers subject to the vote is disclosed in the Executive Compensation section of this proxy statement.

We believe that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of similar companies, and further, that it encourages our executive officers to work for meaningful stockholder returns and reflects a pay-for-performance philosophy. We strive to ensure that our compensation program for our executive officers stays competitive to help attract, motivate, and retain talented and experienced individuals to manage and operate all aspects of our business.

The Board asks that stockholders indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote in favor of the following resolution:

“RESOLVED, that the stockholders hereby APPROVE, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement prepared in connection with its 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Recommendation

The Board recommends that stockholders vote “FOR” the approval of the compensation of our named executive officers.  Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY
OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a say-on-pay vote.  By voting on this Proposal 4, stockholders may indicate whether they would prefer a non-binding advisory vote on named executive officer compensation once every year, every two years, or every three years.

After carefully considering the benefits and consequences of each alternative, and for the reasons described below, the Board recommends that the non-binding advisory vote on the compensation of our named executive officers be submitted to the stockholders once every three years.

The three-year approach provides regular input by stockholders, while allowing time to evaluate the effects of our compensation program on performance over a longer time. Our compensation programs do not change significantly from year to year and do not contain any significant risks that we believe would be of concern to our stockholders. An advisory vote occurring once every three years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

We view the advisory vote on the compensation of our named executive officers as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on our executive compensation program. Although this advisory vote is not binding, the Board will take into account the outcome of the vote when considering the frequency of future advisory votes on the compensation of our named executive officers. In addition, while the Board currently believes that holding an advisory vote on the compensation of our named executive officers every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on the compensation of our named executive officers on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

While the Board believes that its recommendation is appropriate at this time, our stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the nonbinding advisory vote on executive compensation should be held once every year, every two years, or every three years.  The option, if any, among those choices that receives the affirmative vote of a majority of the votes cast on the proposal will be deemed to be the frequency preferred by our stockholders. However, because this vote is advisory and therefore not binding on the Board, the Board may decide that it is in the best interests of the stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders.

Recommendation

The Board recommends that stockholders vote for the option of “Every 3 Years” as the preferred frequency for holding an advisory vote on the compensation of our named executive officers.  Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The members of the Board of Directors of the Company hold office for a period of one year or until his/her successor is elected and qualified. The officers of the Company are appointed by our Board of Directors and hold office until their death, resignation, or removal from office.  A summary of the current composition of the Company’s directors and executive officers, their ages (as of March 31, 2013), and positions held, are as follows:

Name	Age	Position	Director Since
John Lorenz	69	Chief Executive Officer, President and Chairman	November 28, 2011
James Flach	66	Director	November 28, 2011
Michael Jaap	57	Director	November 28, 2011
William Miller	49	Director	November 28, 2011
Joseph Ioia	59	Director	January 15, 2013
Alicia Williams	36	Interim Chief Financial Officer, Secretary, Controller and VP of Internal Operations	-
Richard Geib	65	Chief Technical Officer	-

John Lorenz – Chairman and Chief Executive Officer.  Mr. Lorenz served as the Chief Executive Officer, President, and sole director of Global Recycling Technologies from its formation in May 2006 until the reverse triangular merger on November 28, 2011.  Upon the consummation of the merger, Mr. Lorenz replaced Ralph M. Amato as the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. Mr. Lorenz is experienced in identifying and managing new technologies, financing industry consolidations and acquisitions, and providing initial financing for such ventures.  Mr. Lorenz has served as a founder and management, financial and strategic consultant to a number of emerging, public and private companies. Mr. Lorenz founded Environmental Waste of America, Inc. (“EWA”) in 1986, where he participated in virtually all management aspects of the solid waste industry, including acquisitions and integration.  He served as President, Chief Executive Officer, and a director of EWA between 1986 and 1997 until its merger with Envirofil, Inc., a public company that is now Waste Management, Inc.  In addition, Mr. Lorenz was formerly a founder, director, and Chief Executive Officer of Automotive Services of America. Earlier in his career, Mr. Lorenz worked as a financial, marketing, and political consultant, doing media, market, and public opinion research.  Mr. Lorenz has articles on diachronic survey research, and is an author and editor of the book,  The Political Image Merchants , published in 1971.  Mr. Lorenz is an “inventor” on patents and is a frequent lecturer at Universities in the United States on capital, financial strategies, and equity development.  Mr. Lorenz holds an Adjunct Professorship at Marylhurst University, and is preparing a book for publication in 2014 on financial strategies in challenging economic environments. Mr. Lorenz is an active tri-athlete and regularly competes in triathlons and marathons in the US.  Mr. Lorenz holds an undergraduate degree with honors from the University of Portland, and a master’s degree from the University of Chicago.

Jim Flach – Director.  Mr. Flach has held a wide range of positions in the communications and software industries over the last thirty years.  A partner with Accel for ten years, he was formerly Chairman of Agile Networks (Lucent), Netlink (Cabletron), Sentient Networks (Cisco), Teleos Communications (Madge Networks), and Vivo Software. Jim has served as CEO of Terraspring, Teleos, Bandwidth9, Hybrid Networks, Redback Networks, and Sentient Networks. He also serves on the board of Bandwidth9, CenterBeam, GoDigital Telecommunications, Hybrid Networks, P-Cube, Primarion, Vertical Networks, and Terraspring.  Previously, Jim was Vice President of Intel where he was General Manager of the Personal Computer Enhancement Division. He came to Intel in 1989 when Intel acquired his communications company, Jupiter Technology, where he had been CEO since 1986. Prior to joining Intel, Jim held numerous business and technical positions during a seventeen-year career at Xerox Corporation, including Vice President of Systems Engineering, and Vice President and General Manager of the Network Systems Business Unit, and was responsible for the worldwide P&L of the Xerox Network business.  Jim holds a B.S. degree in Physics from Rensselaer Polytechnic Institute and an M.S. degree in Applied Mathematics from the Rochester Institute of Technology.

Michael Jaap – Director.  Mr. Jaap has had an extensive career in the field of nonferrous scrap metal recycling, including the areas of copper recycling and copper related raw material feed procurement.  Mr. Jaap has worked with companies such as Amax Copper, where he held positions of purchasing copper and precious metal based scrap. Mike also worked for Commercial Metals, where he ran the yard operations of their Los Angeles facility.  Mr. Jaap worked for Metal Traders, Warrenton Refining Company, owned by Phillip Anschutz.  Mr. Jaap was involved with scrap copper procurement and copper ingot sales. Cyprus Copper Company acquired Warrenton, and Mr. Jaap worked for the Cyprus Copper Division in Phoenix AZ.  The sale of Warrenton by Cyprus prompted Mr. Jaap to set up his own companies over the next 19 years.  These companies include Copper Consulting Industries, DeReelTech, Southwest Metals, Commodity Choppers, INTL Sieramet, Carbontech, JPH LLC and other ventures not specific to the recycling industry.  Mr. Jaap currently owns and operates a copper recycling facility in Indiana, and is an active member of Southwest Metals in Glendale, AZ.  Mr. Jaap is a graduate of Michigan State University with a BS in Microbiology and Public Health.

William J. Miller – Director, Senior VP Strategic Planning and Facilities Development.  Mr. Miller was the founder and CEO of AutoXray from its beginning in 1994 to its sale in 2004.  AutoXray pioneered low cost diagnostic scan tools for automobile computers.  The company’s products were selected Popular Mechanics Editor’s choice 6 out of 7 years, and were featured in the Wall Street Journal, USA Today, and many of the PC Magazines, as well as CNN and Motor Trend television.  During that time Mr. Miller was selected as an Ernst and Young Entrepreneur of the Year, and the company received the Spirit of Enterprise Award from the WP Carey School of Business at Arizona State University.  Prior to his endeavors with AutoXray, Mr. Miller worked in the semiconductor industry and in Europe in the lift truck industry.  He holds a Computer Engineering Degree from the University of Arizona.  Mr. Miller is an active angel investor in select companies and selectively provides consulting to emerging companies.

Joseph Ioia – Director. Mr. Ioia is a leader in the emerging glycol recycling industry. He has a 40-year accomplished background in the petrochemicals and petroleum lubricants industries. Mr. Ioia founded the largest ExxonMobil Distributor in the Metro New York and New Jersey area for the past 25 years. At NY Terminals II, he revamped an aging and underachieving liquid bulk storage terminal into a modern, state-of-the-art facility commonly referred to as the "crown jewel" of the regions privately held terminals. He created and operates a separate transportation business that services both NY Terminals II customers, and clients in the petroleum lubricant and petrochemicals industry.  Mr. Ioia also founded Full Circle Manufacturing, one of the largest and most sophisticated glycol recycling facilities in North America. Under his leadership, the business has grown to over $4.3 Million in estimated revenues for 2012. The company is known for its success in recycling difficult to clean hazardous waste glycols created by the automotive services industry.

Alicia Williams, Esq. – Interim Chief Financial Officer, Secretary, Controller and VP of Internal Operations.  Ms. Williams was designated by the Board of Directors, on January 15, 2013, to serve as the Company’s interim principal financial officer until such time as a permanent chief financial officer is named. Ms. Williams was appointed as Secretary of the Company by the Board of Directors on November 30, 2011. From October 2008 until the date Global Recycling Technologies merged with and into the Company, Ms. Williams served as the Director of Internal Operations of Global Recycling Technologies.   Upon the consummation of the merger of Global Recycling Technologies with and into the Company, Ms. Williams became the Controller and VP of Internal Operations of the Company. From August 2004 until she joined the Company, Ms. Williams was a full-time law student and/or part-time law clerk.  From March 2000 to August 2004, Ms. Williams served as a Senior Systems Analyst/Data Lead at Intel Corporation in Chandler, Arizona. Ms. Williams holds a law degree (J.D.) from the University of Southern California Gould School of Law in Los Angeles, California (December 2007) and a Bachelor of Science in Management Information Systems & Accounting (December 2009). Ms. Williams was admitted to practice law in the state of Arizona (2008).

Richard Geib – Chief Technical Officer.  Mr. Geib was appointed as the Chief Technical Officer of the Company upon the consummation of the merger. Mr. Geib served as Global Recycling Technologies’ Director of Technology and Development from July 2007 until the merger. Since 2002 through current, Mr. Geib has served as the President of WEBA, which develops advanced additive packages for antifreeze and heat transfer fluid and used glycol treatment processes, including re-distillation and recovery technology.  Under Mr. Geib’s direction, WEBA launched its additive sales into Canada and Mexico.  From 1998 through 2002, Mr. Geib served as President of Additives Inc., a former chemical division of Silco Distributing Co., where he developed new products, added many domestic customers, began industry trade show participation, became chairman of ASTM Coolants Committee, and established a laboratory, customer service, production, and sales department.  From 1994 to 1998, Mr. Geib served as the Manager of the Chemical Division of Silco Distributing Company, where he developed and grew his division, developed products, designed a production plant, negotiated contracts for outside production, wrote marketing and technical literature, developed and implemented a sales program, arranged freight, and managed cash flow.  From 1990 to 1994, Mr. Geib served as the President of Chemical Sales Company.  From 1969 through 1989, Mr. Geib held several positions with Monsanto Company, including, Director of Sales, Detergents and Phosphates Division; Director, Process Chemicals, Europe/Africa Monsanto’s Europe/Africa Headquarters, Brussels, Belgium; Strategic and Financial Planning Director, Process Chemicals Division; Business Manager for Maleic Anhydride, Chlor-Alkali, Phosphate Esters, Fumaric Acid, etc.; Plant Manager Monsanto’s W.G. Krummrich Plant; Operations Superintendent Monsanto’s W.G. Krummrich Plant; Production Supervisor for the 4-Nitrodiphenylamine Chlorine and Caustic Soda/Potash plants; and Design and Plant Engineer World Headquarters.

Key Consultants

The Company engages consultants to manage our business and operations.  Specifically, the Company relies upon the following key consultants:

Richard S. Fuld, Jr. – Strategic Operation and Development Consultant. Mr. Fuld has been chairman of Matrix Advisors since its inception in April of 2009.  Previously, Mr. Fuld was chairman of the Board of Directors of Lehman Brothers Holdings Inc. and Lehman Brothers Inc. from 1994 to 2008. He also served as chief executive officer of Lehman Brothers Inc. from 1993 to 2008, which commenced a Chapter 11 bankruptcy proceeding in September 2008. During that time, Mr. Fuld was also chairman of the Lehman Brothers’ Executive Committee.  Mr. Fuld was president and chief operating officer of Lehman Brothers Holdings Inc. and Lehman Brothers Inc. from 1993 to 1994. He was president and co-chief executive officer of the Lehman Brothers Division of Shearson Lehman Brothers Inc. from 1990 to 1993. Mr. Fuld was a vice chairman of Shearson Lehman Brothers from 1984 until 1990 and has been a director of Lehman Brothers Inc. since 1984. He joined Lehman Brothers in 1969.  Mr. Fuld presently sits on the Board of Trustees of New York Presbyterian Hospital and is a member of The Business Council. Mr. Fuld served on the Board of Directors of the Federal Reserve Bank of New York from 2005 until 2008. He was also a member of the International Business Council of the World Economic Forum. In addition, he previously served on the Board of Trustees of Middlebury College and the Board of Directors of the Robin Hood Foundation.  Mr. Fuld received his B.A. from the University of Colorado and his M.B.A. from the New York University Stern School of Business.

John M. Darcy – Senior VP Management.  Mr. Darcy is a CEO level executive with global experience managing in Fortune 100 environments, non-performing situations and younger rapid growth companies.  His expertise is in industries driven by marketing, technology and manufacturing, and he has successfully grown companies in food, pharmaceuticals, specialty chemicals, computer software, and e-commerce.  Mr. Darcy founded and ran several entrepreneurial ventures, including WorldPrints.com, Triump Pharmaceuticals, Penwest, Aegis, and MyInks.com.  Previously, Mr. Darcy was asked to re-structure Avis Enterprises, an underperforming $1.8 billion conglomerate with holdings in automotive, sporting goods, electronics, commercial real estate and other areas. As President, Mr. Darcy exceeded targets by focusing on market driven priorities, targeting superior financial returns, installing strong management throughout, consolidating or divesting underperforming subsidiaries, and improving financial controls.  Earlier, Mr. Darcy was Group General Manager and Corporate Vice President at Carnation/Nestle where he was responsible for three operating divisions including eight manufacturing facilities generating over $2 billion in revenue. Products under his responsibility included Coffee Mate, Carnation/Nestle Hot Cocoa, Carnation Instant Breakfast, Carnation Milk Products, food service product lines and others.  Mr. Darcy has a B.A. from State University of California, Los Angeles.

Janet Carnell Lorenz – Senior VP Corporate Development and Marketing.  Ms. Lorenz founded CyberSecurity Group, Inc. (dba Market Tactics) in 2000 to assist develop technologies into innovative and marketable products. She has synthesized a twenty-one year background in computer systems engineering, corporate development and marketing into a resource for creativity and business acumen. Clients include Apple’s iPhone application developers center and Digital Ghost.  She provides in-depth knowledge of corporate branding, market validation, product development and positioning, consumer sales, and viral marketing. She has placed dozens of successful product lines with retailers including Best Buy, Office Depot, Amazon.com and Costco Wholesale.  Prior to founding CyberSecurity Group, Inc., she was a founding partner at a top ranked marketing representative's firm.  She created the company’s international sales division, devising channel and localization strategies which grew sales to over $40 Million per year.  Clients included Hewlett-Packard’s PC division, Hitachi Hard Drives, Creative Labs, Lexmark Printers, PNY Electronics, Umax Technologies, and Fuji Digital Cameras.  She attended the University of Washington receiving her Bachelor of Arts in Business Administration, has earned several technical certifications, and is an authorized instructor for a number of computing platforms.

Rick Opler – Real Estate and Financial Analysis.  Since 1998, Mr. Opler has worked in real estate development.  Previously Mr. Opler held careers as a commercial real estate agent, VP of Finance for a technology startup firm, and VP of a business consulting and venture capital firm.  He also served as director at certain companies.  From 1977 to 1985 he worked at World’s Finest Chocolate.  Mr. Opler received a Bachelor’s degree from Duke University in 1977 and a Master’s degree in business from the University of Chicago in 1981.

Eric Menkhus, Esq. – VP Stockholder Relations and HR. As Director of the Innovation Advancement Program since 2004, Mr. Menkhus works with students from across Arizona State University – the Sandra Day O'Connor College of Law, W.P. Carey School of Business, Ira A. Fulton School of Engineering, the College of Liberal Arts and Sciences, and Barrett, The Honors College – to provide essential services to technology start-up companies and entrepreneurs with ties to Arizona.  Mr. Menkhus speaks on a wide array of topics to a broad spectrum of audiences, including guest lecturing in engineering and business courses on legal topics such as business-entity formation and intellectual property protection. He also teaches the Legal Studies course in the W.P. Carey Evening MBA Program and has been invited to multiple conferences and panel discussions associated with the Ewing M. Kauffman Foundation.  Mr. Menkhus joined the College faculty in 2006.  Previously, he worked as an Industrial Engineer and Project Manager at American Express, is Six Sigma trained, was a founding member of a web-design firm, and also worked in the real-estate industry.

Significant Employees

Todd L. Smith – Senior VP Sales, Mergers & Acquisitions.  From 1995 to 2008, Mr. Smith served as President of Northeast Environmental Services, Inc. (“NES”), located in Cumberland, Rhode Island.  NES specialized in the recycling of used engine coolants, and the distribution of recycled automotive antifreezes, as well as various other collection and disposal services offered to the customer base.  Mr. Smith was responsible for all aspects of the NES operations, and by 2007, NES had gone from its infancy to achieving $5,000,000 in gross revenues.  Mr. Smith supervised the daily operations, research and development, and finances of NES.  Additionally, Mr. Smith was directly involved in the development of a sales force that led to a customer base of over 3,000 clients, maintaining account relations and retention, and the expansion of NES from a 100 mile radius to the entire Northeastern United States.  In 2000 and 2003, Mr. Smith was nominated for the Small Business Association Entrepreneur of the Year Award.

Grant Sahag, Esq. – VP International Development.  Mr. Sahag is a business attorney who specializes in providing strategic business development advice to emerging growth companies.  Mr. Sahag’s practice focuses in the areas of business formation, corporate governance, intellectual property, strategic partnerships, and international development.  Mr. Sahag’s past clients include technology start-ups, car dealerships, local and international universities, high school districts, non-profit charities, and several professional athletes.  Mr. Sahag has co-lead several international initiatives, including the expansion of retail franchises into Mexico, the development of a top 100 law firm’s China practice, and a supply-chain logistics strategy for a non-profit in east Africa. Mr. Sahag received a Juris Doctor from Arizona State University, specializing in business law, and a B.S. in Business Administration from the University of Arizona, majoring in finance and entrepreneurship.  Mr. Sahag is President and Chairman of the non-profit charity Success Through Sports.

Family Relationships

John Lorenz and Janet Carnell Lorenz are married.  No other family relationship exists  that is reportable under Item 401(d) of Regulation S-K.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

(a)
Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)
Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d)
Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors, and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

During the last completed fiscal year, the following reports required by Section 16(a) were not timely filed with the Securities and Exchange Commission:

·
A Form 4 was not timely filed by Kevin Conner to report that 50,000 options with right to buy were granted to Mr. Conner on December 5, 2012, under the Company’s Third Amended 2007 Stock Incentive Plan.

·	A Form 4 was not timely filed by Jim Flach to report that 50,000 options with right to buy were granted to Mr. Flach on December 5, 2012, under the Company’s Third Amended 2007 Stock Incentive Plan.

.	A Form 4 was not timely filed by Richard Geib to report that 100,000 warrants with right to buy were acquired on May 3, 2012.

·
A Form 4 was not timely filed by Michael Jaap to report that 150,000 options with right to buy were granted to Mr. Jaap on December 5, 2012, under the Company’s Third Amended 2007 Stock Incentive Plan.

·
Form 4s were not timely filed by Janet Carnell Lorenz to report that: 200 shares of Common Stock were acquired by Ms. Lorenz on May 2, 2012, 200 shares of Common Stock were acquired by Ms. Lorenz on May 22, 2012, 50 shares of Common Stock were acquired by Ms. Lorenz on May 31, 2012, and 800,000 options with right to buy were granted to Ms. Lorenz on December 5, 2012, under the Company’s Third Amended 2007 Stock Incentive Plan.

·
Form 4s were not timely filed by John Lorenz to report that: 200 shares of Common Stock were acquired by Mr. Lorenz on May 2, 2012, 200 shares of Common Stock were acquired by Mr. Lorenz on May 22, 2012, 50 shares of Common Stock were acquired by Mr. Lorenz on May 31, 2012, and 800,000 options with right to buy were granted to Mr. Lorenz on December 5, 2012, under the Company’s Third Amended 2007 Stock Incentive Plan.

·
A Form 4 was not timely filed by William J. Miller to report that 350,000 options with right to buy were granted to Mr. Miller on December 5, 2012, under the Company’s Third Amended 2007 Stock Incentive Plan.

.
A Form 4 was not timely filed by Alicia Williams to report that 355,000 options with right to buy were granted to Ms. Williams on December 5, 2012, under the Company’s Third Amended 2007 Stock Incentive Plan.

.
Form 5s for the fiscal year ended December 31, 2102, were not timely filed by Messrs. Conner, Flach, Geib, Jaap, Lorenz, Miller, Ms. Lorenz, and Ms. Williams.  Such filings were made between March 20, 2013, and  March 22, 2013.

Employment / Consulting Agreements

Conner LLP - On September 23, 2011, Global Recycling Technologies entered into a Consulting Agreement with Conner LLP (“Conner”). The Company assumed the Consulting Agreement upon the consummation of the reverse triangular merger on November 28, 2011. The term of the Consulting Agreement was from September 23, 2011 until November 15, 2012, unless earlier terminated by either party pursuant to the Consulting Agreement. Pursuant to the Consulting Agreement, Kevin J. Conner held the position of Chief Financial Officer and with the assistance of the professionals of Conner, LLP oversaw the financial issues and reporting requirements for the Company.  Conner’s duties included, but were not limited to the following: (i) assist management of the Company (post‐merger) in the financial due diligence on future potential mergers and acquisitions, (ii) assist management of the Company in drafting the Form 10‐Qs and related financial statements (post‐merger and acceptance of the 8‐K by the SEC) through the quarterly period ending September 30, 2012, (iii) assist management of the Company and its SEC legal counsel in drafting the Form 10‐K and related financial statements as of and for the year ending December 31, 2011, (iv) assist management of the Company in its post‐merger period to integrate its financial reporting systems.

In consideration of the services provided by Conner, the Company issued to Kevin J. Conner, a  Partner of Conner LLP stock options to purchase 75,000 shares of the common stock of the Company at an exercise price of $0.50 per share for 75 hours of work prior to December 31, 2011.  The options were granted from the Company’s 2007 Stock Plan.  Of the 75,000 shares, 55% vested immediately, with the remaining to vest at a rate of 15% per year for the next three years, commencing October 25, 2012.  In addition, Conner will be paid $5,000 per month for 20 hours of work, beginning after the first round of financing is obtained, or December 31, 2011, whichever is earlier, until November 15, 2012. If the number of hours exceeded on a monthly, non-cumulative basis, an agreed upon hourly rate will be charged.

On January 14, 2013, Mr. Conner resigned his position as CFO of the Company in order to allow the Company to retain the services of a full-time CFO based in Phoenix, Arizona.  On that same date, the Company entered into a Consulting Agreement with Conner, LLP to retain the services of Kevin Conner as a management consultant to the Company. Mr. Conner’s duties include, but are not limited to the following; (i) financial due diligence on future potential mergers and acquisitions (ii) assist management of the Company in evaluating equity and debt financing and structuring, (iii) review of GAAP and Tax differences and closing issues, (iv) review and guidance on SEC filings, and (v) assist management in the evaluation of uplisting to the NASDAQ/Amex.

Compensation under the agreement consists of (i) the balance of the 22,500 unvested options that were granted to Mr. Conner in November 2011 will continue to vest in accordance with the Company’s 2007 Plan, (ii) 50,000 options will be granted to Mr.  Conner at the time this agreement is executed subject to the provisions in the Company’s 2007 Plan, and (iii) $1,000 per month for five hours of consulting time commencing on 25 January  2013 and will continue monthly for one year with additional time compensated on an hourly basis of $225.

Audit, Nominating and Compensation Committees

Our Board of Directors has not formally established standing audit, nominating or compensation committees though it performs many of the functions that would otherwise be delegated to such committees. Previously, our Board of Directors believed that the cost of establishing such committees, including the costs necessary to recruit and retain qualified independent directors to serve on our Board of Directors and such committees and the legal costs to properly form and document the authority, policies and procedures of such committees were not justified under our circumstances. However, we anticipate that we will seek qualified independent directors to serve on the Board and ultimately form standing nominating and compensation committees and nominate other directors to serve on its audit committee.

Audit Committee Financial Expert.  As disclosed above, the Board of Directors has not established a standing audit committee.  Accordingly, no Board member has been designated as an “audit committee financial expert” (as defined under Item 407(d)(5)(ii) of Regulation S-K).  Notwithstanding the foregoing, the entire Board of Directors perform the duties of a standing audit committee when required and have designated James Flach to be the Board’s financial expert based on his extensive business experience.  Mr. Flach is also an “independent director” as defined by Section 10A(m)(3)(ii) of the Exchange Act and Rule 5065(a)(2) of the NASDAQ Marketplace Rules.

Code of Ethics

On January 20, 2012, our Board of Directors adopted a Code of Ethics. A copy of the Code of Ethics has been incorporated by reference as Exhibit 14.1 to this Form 10-K and has been posted on the Company’s website, www.glyeco.com. The Company shall provide to any person, without charge, a copy of the Company’s Code of Ethics upon written request to Alicia Williams, the Company’s Secretary and VP of Internal Operations, at the Company’s executive offices.

DIRECTOR COMPENSATION

Director Compensation

The table below sets forth the Compensation paid to our directors during the fiscal year ended December 31, 2012.  Each director is provided an annual compensation of $2,000 for sitting on the Board of Directors.

Director	Fees Earned or Paid in Cash		Stock Awards		Total
John Lorenz	$152,000(1)		$0	(3)	$152,000
James Flach	$2,000		$0	(4)	$2,000
Michael Jaap	$2,000		$0	(5)	$2,000
William Miller	$7,000	(2)	$0	(6)	$7,000

(1)	Mr. Lorenz received additional compensation for serving as the Company’s Chief Executive Officer and President, as outlined below in the Executive Compensation section.

(2)	Mr. Miller was paid $5,000, in addition to his yearly compensation of $2,000 for sitting on the Board of Directors, for his work on a special project.

(3)
On December 5, 2012, Mr. Lorenz was granted 450,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022.  The estimated value of these warrants, determined by the Black-Scholes method, in accordance with FASB ASC Topic 718, was $0.

(4)
On December 5, 2012, Mr. Flach was granted 50,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022.  The estimated value of these warrants, determined by the Black-Scholes method, in accordance with FASB ASC Topic 718, was $0.

(5)
On December 5, 2012, Mr. Jaap was granted 150,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022.  The estimated value of these warrants, determined by the Black-Scholes method, in accordance with FASB ASC Topic 718, was $0.

(6)
On December 5, 2012, Mr. Miller was granted 350,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022.  The estimated value of these warrants, determined by the Black-Scholes method, in accordance with FASB ASC Topic 718, was $0.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As previously reported by the Company on a Form 8-K filed with the Securities and Exchange Commission on December 13, 2012, on December 10, 2012, the Company and GlyEco Acquisition Corp. #4 (“Acquisition Sub #4”), an Arizona corporation and wholly-owned subsidiary of the Company, entered into a transaction with Joseph Ioia (“Mr. Ioia”) and Full Circle Manufacturing Group, Inc. (“Full Circle), a New Jersey corporation wholly owned by Mr. Ioia, pursuant to which Mr. Ioia sold to Acquisition Sub #4 the worldwide right, title, and interest in the exclusive glycol remanufacturing process used by Full Circle in consideration for $2,000,000 provided by the Company, and Full Circle agreed to perform the manufacturing and distribution services relating to its glycol recycling business to exclusively produce remanufactured glycol for the benefit of Acquisition Sub #4.  The Company issued 3,000,000 unregistered shares of the Company’s Common Stock, at a fair market value of $0.50 per share, to Mr. Ioia as additional consideration for the transaction.  The Company and Mr. Ioia entered into an Escrow Agreement as a part of the transaction by which an escrow agent will hold 1,000,000 of those shares in escrow to secure performance of the transaction. As previously reported by the Company on a Form 8-K filed with the Securities and Exchange Commission on January 22, 2013, on January 15, 2013, the Company’s Board of Directors elected Mr. Ioia to be a director of the Company.

DIRECTOR INDEPENDENCE

Upon the consummation of the reverse triangular merger on November 21, 2011, the Board of Directors of the Company (then Environmental Credits, Ltd.) resigned and John Lorenz, the Chief Executive Officer, President and Chairman of Global Recycling Technologies, was appointed as the Chief Executive Officer, President and Chairman of Board of Directors of the Company.  As the then sole Board member, Mr. Lorenz elected James Flach, Michael Jaap, and William Miller each as new members to the Company’s Board of Directors.  On January 15, 2013, the Company’s Board of Directors elected Joseph Ioia to be a director.  Messrs. Flach, Jaap and Miller each qualify as an “independent director” as defined by Section 10A(m)(3)(ii) of the Exchange Act and Rule 5065(a)(2) of the NASDAQ Marketplace Rules.  John Lorenz is not an “independent director” due to the fact that he is also an executive officer of the Company.  Joseph Ioia is also not an “independent director” because he received a payment from the Company in excess of $60,000 as part of the transaction described in the preceding section – Certain Relationships and Related Transactions.  Mr. Miller will soon not be an “independent director” because he will have received compensation as a consultant to the Company in excess of $60,000.

EXECUTIVE COMPENSATION

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer or acting in similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level, and other individuals as required by Item 402(m)(2) of Regulation S-K. We refer to all of these individuals collectively as our “named executive officers.”

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John Lorenz, President and CEO (PEO)	2012	$137,500	$-	$-		$18,068	(1)	$-	$-	$14,500	(2)	$170,068
	2011	$-	-	--	(3)	-		-	-	$150,000	(4)	$150,000
Kevin Conner, CFO (PFO)	2012	-	-	-		2,008	(5)	-	-	$72,245	(6)	$74,253

(1)	The estimated value of the options issued to Mr. John Lorenz is based on the Black-Scholes method. See the disclosure below under “Option/SAR Grants in Fiscal Year Ended December 31, 2012.”
(2)
Consisted of consulting service fees paid to Mr. Lorenz by the Company.  Mr. Lorenz provided management consulting services to the Company through Barcid Investment Group (Barcid), a corporation solely owned by Mr. Lorenz. Neither Barcid nor Mr. Lorenz has a formal written consulting agreement with the Company.  Mr. Lorenz, by and through Barcid, is paid on a monthly basis and earned $12,500 for consulting services rendered to the Company in January  of 2012.  Mr. Lorenz became an employee of the Company in February of 2012. In addition, Mr. Lorenz earned $2,000 for compensation for being a Director. Barcid was paid $73,000 for consulting services in 2012, and was owed $211,400 at December 31, 2012.  The beginning balance due to Mr. Lorenz, through Barcid, on January 1, 2011 was $278,602.

(3)
The estimated value of warrants issued to Barcid Investment Group, a corporation solely owned by Mr. Lorenz, is based on the Black-Scholes method. See the disclosure below under “Option/SAR Grants in Fiscal Year Ended December 31, 2011.”

(4)
Consisted of consulting service fees paid to Mr. Lorenz by Global Recycling Technologies.  Mr. Lorenz provided management consulting services to Global Recycling Technologies through Barcid Investment Group (Barcid), a corporation solely owned by Mr. Lorenz. Neither Barcid nor Mr. Lorenz has a formal written consulting agreement with the Company or Global Recycling Technologies.  Mr. Lorenz, by and through Barcid, is paid on a monthly basis and earned $150,000 for consulting services rendered to the Company and Global Recycling Technologies in 2011.  Barcid was paid $87,000 for consulting services in 2011, and was owed $278,602 at December 31, 2011.  The beginning balance due to Mr. Lorenz, through Barcid, on January 1, 2010 was $208,800.

(5)	The estimated value of the options issued to Mr. Kevin Conner is based on the Black-Scholes method. See the disclosure below under “Option/SAR Grants in Fiscal Year Ended December 31, 2012.”
(6)
Consisted of consulting service fees paid to Mr. Conner by the Company.  Mr. Conner provided management consulting services to the Company through Conner LLP. Conner LLP had a formal written consulting agreement with the Company, by which it is paid on a monthly basis.  Conner LLP invoiced $72,245 and was paid $55,000 for consulting services rendered to the Company in 2012.

Option/SAR Grants in Fiscal Year Ended December 31, 2012

In 2012, Mr. Lorenz was granted 450,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022. The estimated value of these options, determined by the Black-Scholes method, was $0.

Option/SAR Grants in Fiscal Year Ended December 31, 2011

In 2011, Mr. Lorenz was granted 437,528 shares of Common Stock issuable upon the exercise of warrants at $1.00 per share until June 27, 2021 and 575,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021. The estimated value of these warrants, determined by the Black-Scholes method, was $0.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for the named executive officer regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2012.

Name	Number of Securities underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date

John Lorenz	119,172	-	$1.00	6/27/2021
	318,356	-	$1.00	6/27/2021
	480,125	94,875	$0.50	10/25/2021
	225,000	225.000	$0.50	12/5/2022
Kevin Conner	52,500	22,500	$0.50	10/25/2021
	50,000	25,000	$0.50	12/5/2022

Stock Option Plans

Third Amended and Restated 2007 Stock Incentive Plan

Upon the consummation of the reverse triangular merger, Global Recycling’s Third Amended and Restated 2007 Stock Incentive Plan (the “2007 Stock Plan”) was assumed by the Company.

The following is a summary of certain of the more significant provisions of the 2007 Stock Plan. The statements contained in this summary concerning the provisions of the 2007 Stock Plan are merely summaries and do not purport to be complete.  They are subject to and qualified in their entirety by the actual terms of the 2007 Stock Plan.  A copy of the 2007 Stock Plan has been attached as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and is incorporated by reference herein.

Shares Reserved Under the 2007 Stock Plan

We have reserved 6,742,606 shares of our common stock issuable upon exercise of options granted under the 2007 Stock Plan to employees, directors, proposed employees and directors, advisors, independent contractors (and their employees and agents), and other persons who provide valuable services to our Company (collectively, “Eligible Persons”).  As of the date of this Form 10-K,  we have issued 6,647,606 options to purchase the shares of our common stock originally reserved under the 2007 Stock Plan.  All previously granted options issued pursuant to the 2007 Stock Plan will be subject to the requirements set forth in the 2007 Stock Plan and are Non-Qualified Stock Options.

The aggregate number of shares that may be granted to any one Eligible Person in any year will not exceed 50.0% of the total number of shares that may be issued under the 2007 Stock Plan.  At the discretion of the Plan Administrator (defined below), the number and type of shares of our common stock available for award under the 2007 Stock Plan (including the number and type of shares and the exercise price covered by any outstanding award) may be adjusted for any increase or decrease in the number of issued shares of our common stock resulting from any stock split, reverse stock split, split-up, combination or exchange of shares, consolidation, spin-off, reorganization, or recapitalization of shares.

Administration

The 2007 Stock Plan is currently being administered by our Board of Directors.  Our Board of Directors may delegate its authority and duties under the 2007 Stock Plan to a committee.  Our Board of Directors and/or any committee that has been delegated the authority to administer the 2007 Stock Plan is referred to as the “Plan Administrator.”  Subject to certain restrictions, the Plan Administrator generally has full discretion and power to (i) determine all matters relating to awards issued under the 2007 Stock Plan, including the persons to be granted awards, the time of grant, the type of awards, the number of shares of our common stock subject to an award, vesting conditions, and any and all other terms, conditions, restrictions, and limitations of an award, (ii) interpret, amend, and rescind any rules and regulations relating to the 2007 Stock Plan, (iii) determine the terms of any award agreement made pursuant to the 2007 Stock Plan, and (iv) make all other determinations that may be necessary or advisable for the  administration of the 2007 Stock Plan.  All decisions made by the Plan Administrator relating to the 2007 Stock Plan will be final, conclusive, and binding on all persons.

Eligibility

The Plan Administrator may grant any award permitted under the 2007 Stock Plan to any Eligible Person.  With respect to awards that are options, directors who are not employees of our Company, proposed non-employee directors, proposed employees, and independent contractors will be eligible to receive only Non-Qualified Stock Options (“NQSOs”).  An award may be granted to a proposed employee or director prior to the date he, she, or it performs services for our Company, so long as the award will not vest prior to the date on which the proposed employee or director first performs such services.

Awards under the 2007 Stock Plan

Under the 2007 Stock Plan, Eligible Persons may be granted: (a) stock options (“Options”), which may be designated as NQSOs or Incentive Stock Options (“ISOs”); (b) stock appreciation rights (“SARs”); (c) restricted stock awards (“Restricted Stock”); (d) performance share awards (“Performance Awards”); or (e) other forms of stock-based incentive awards (collectively, the “Awards”). An Eligible Person who has been granted an Option is referred to in this summary as an “Optionee” and an Eligible Person who has been granted any other type of Award is referred to in this summary as a “Participant.”

No Award granted under the 2007 Stock Plan can be inconsistent with the terms and purposes of the 2007 Stock Plan.  Additionally, the applicable exercise price for which shares of our common stock may be purchased upon exercise of an Award will not be less than (i) 100.0% of the Fair Market Value (as defined in the 2007 Stock Plan) of shares of our common stock on the date that the Award is granted, or (ii) 110.0% of the Fair Market Value if the Award is granted to an Eligible Person who, directly or indirectly, holds more than 10.0% of the total voting power of our Company.

The Plan Administrator may grant to Optionees NQSOs or ISOs that are evidenced by stock option agreements.  A NQSO is a right to purchase a specific number of shares of our common stock during such time as the Plan Administrator may determine.  A NQSO that is exercisable at the time an Optionee ceases providing services to our Company will remain exercisable for such period of time as determined by the Plan Administrator.  Generally, Options that are intended to be ISOs will be treated as NQSOs to the extent that the Fair Market Value of the common stock issuable upon exercise of such ISO, plus all other ISOs held by such Optionee that become exercisable for the first time during any calendar year, exceeds $100,000.

An ISO is an Option that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  To qualify as an ISO under the Code, the Option generally must (among other things) (x) be granted only to employees, (y) have an exercise price equal to or greater than the Fair Market Value on the date of grant, and (z) terminate if not exercised within 10 years from the date of grant (or five years if granted to an Optionee who, at the time the ISO is granted, directly or indirectly, holds more than 10.0% of the total voting power of our Company).  Except in certain limited instances (including termination for cause, death, or disability), if any Optionee ceases to provide services to our Company, the Optionee’s rights to exercise vested ISOs will expire within three months following the date of termination.

A SAR is a right granted to a Participant to receive, upon surrender of the right, payment in an amount equal to (i) the excess of the Fair Market Value of one share of common stock on the date the right is exercised, over (ii) the Fair Market Value of one share of common stock on the date the right is granted.

Restricted Stock is common stock that is issued to a Participant at a price determined by the Plan Administrator.  Restricted stock awards may be subject to (i) forfeiture upon termination of employment or service during an applicable restriction period, (ii) restrictions on transferability, (iii) limitations on the right to vote such shares, (iv) limitations on the right to receive dividends with respect to such shares, (v) attainment of certain performance goals, and (vi) such other conditions, limitations, and restrictions as determined by the Plan Administrator.

A Performance Award grants the Participant the right to receive payment upon achievement of certain performance goals established by the Plan Administrator. Such payments will be valued as determined by the Plan Administrator and will be payable to or exercisable by the Participant for cash, shares of our common stock, other awards, or other property determined by the Plan Administrator.

Other Awards may be issued under the 2007 Stock Plan, which include, without limitation, (i) shares of our common stock awarded purely as a bonus and not subject to any restrictions or conditions, (ii) convertible or exchangeable debt or equity securities, (iii) other rights convertible or exchangeable into shares of our common stock, and (iv) awards valued by reference to the value of shares of our common stock or the value of securities or the performance of specified subsidiaries of our Company.

Exercise Price

The price for which shares of our common stock may be purchased upon exercise of a particular Award will be determined by the Plan Administrator at the time of grant.  However, the applicable exercise price for which shares of our common stock may be purchased upon exercise of an Award will not be less than (i) 100.0% of the Fair Market Value (as defined in the 2007 Stock Plan) of shares of our common stock on the date that the Award is granted, or (ii) 110.0% of the Fair Market Value if the Award is granted to an Eligible Person who, directly or indirectly, holds more than 10.0% of the total voting power of our Company.

No Deferral Features

No Award granted under the 2007 Stock Plan will contain a deferral feature.  Awards cannot be modified or otherwise extended.  No Award will contain a provision providing a reduction in the applicable exercise price, an addition of a deferral feature, or any extension of the term of the award.

Payment / Exercise of Award

An Award may be exercised using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment, (c) cashless exercises, (d) the granting of replacement awards, (e) any combination of the above, or (f) such other means as the Plan Administrator may approve.  No shares of our common stock will be delivered in connection with the exercise of any Award until payment in full of the exercise price is received by our Company.

Change of Control

The Stock Option provides that if a Change of Control (as defined in the 2007 Stock Plan) occurs, then the surviving, continuing, successor, or purchasing entity (the “Acquiring Company”), will either assume our rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent awards for the Acquiring Company’s capital stock.  If the Acquiring Company elects not to assume or substitute for such outstanding Awards in connection with a Change of Control, our Board of Directors may determine that all or any unexercisable and/or unvested portions of outstanding Awards will be immediately vested and exercisable in full upon consummation of the Change of Control.  Unless otherwise determined by our Board of Directors, Awards that are neither (i) assumed or substituted for by the Acquiring Company in connection with the Change of Control, nor (ii) exercised upon consummation of the Change of Control, will terminate and cease to be outstanding effective as of the date of the Change of Control.  Upon the consummation of the Merger, the Company assumed the obligations of Global Recycling under the Plan.

Amendment

Our Board of Directors may, without action on the part of our stockholders, amend, change, make additions to, or suspend or terminate the 2007 Stock Plan as it may deem necessary or appropriate and in the best interests of our Company;  provided , however , that our Board of Directors may not, without the consent of the Participants, take any action that disqualifies any previously granted Option for treatment as an ISO or which adversely affects or impairs the rights of the holder of any outstanding Award.  Additionally, our Board of Directors will need to obtain the consent of our stockholders in order to (a) amend the 2007 Stock Plan to increase the aggregate number of shares of our common stock subject to the plan, or (b) amend the 2007 Stock Plan if stockholder approval is required either (i) to comply with Section 422 of the Code with respect to ISOs, or (ii) for purposes of Section 162(m) of the Code.

Term

The 2007 Stock Plan will remain in full force and effect through May 30, 2017, unless terminated earlier by our Board of Directors.  After the 2007 Stock Plan is terminated, no future Awards may be granted under the 2007 Stock Plan, but Awards previously granted will remain outstanding in accordance with their applicable terms and conditions.

2012 Equity Incentive Plan

On February 23, 2012, subject to stockholder approval, the Company’s Board of Directors approved of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), By written consent in lieu of a meeting, dated March 14, 2012, Company stockholders owning an aggregate of 14,398,402 shares of Common Stock (representing approximately 66.1% of the 22,551,991 outstanding shares of Common Stock) approved and adopted the 2012 Plan.  Also by written consent in lieu of a meeting, dated July 27, 2012, Stockholders of the Company owning an aggregate of 12,676,202 shares of Common Stock (representing approximately 51.8% of the then 24,451,991 outstanding shares of Common Stock) approved an amendment to the 2012 Plan to increase the number of shares reserved for issuance under the 2012 Plan by 3,000,000 shares.

There are an aggregate of 6,500,000 shares of our Common Stock reserved for issuance upon exercise of awards granted under the 2012 Plan to employees, directors, proposed employees and directors, advisors, independent contractors (and their employees and agents), and other persons who provide valuable services to our Company. As of the date of this Proxy Statement, we have issued 355,000 options under the 2012 Plan. The following description of the 2012 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Plan. A copy of the 2012 Plan has been attached as Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and is incorporated by reference herein.

Purpose of the 2012 Plan

The purpose of the 2012 Plan is to attract, retain, and motivate employees, directors, advisors, independent contractors (and their employees and agents, or, in the Plan Administrator’s discretion, any of their employees or contractors), and other persons who provide valuable services to the Company by providing them with the opportunity to acquire a proprietary interest in the Company and to link their interest and efforts to the long-term interests of the Company’s stockholders. The Company believes that increased share ownership by such persons will more closely align stockholder and employee interests by encouraging a greater focus on the profitability of the Company. The Company has reserved and authorized the issuance of up to 6,500,000 shares of the Company’s Common Stock pursuant to awards granted under the 2012 Plan, subject to adjustment in the case of any stock dividend, forward or reverse stock split, split-up, combination or exchange of shares, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment.

The 2012 Plan includes a variety of forms of awards, including (i) stock options intended to qualify as Incentive Stock Options (“Incentive Stock Options”) under the Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), (ii) stock options not intended to qualify as Incentive Stock Options under the Code (“Nonqualified Stock Options”), (iii) stock appreciation rights, (iv) restricted stock awards, (v) performance stock awards and (vi) other stock-based awards to allow the Company to adapt its incentive compensation program to meet the needs of the Company. No awards have been granted under the 2012 Plan.

Plan Administration

The 2012 Plan will be administered by the Board of Directors of the Company (the “Board”). The Board may delegate all or any portion of its authority and duties under the 2012 Plan to one or more committees appointed by the Board and consisting of at least one member of the Board, under such conditions and limitations as the Board may from time to time establish. Notwithstanding anything contained in the 2012 Plan to the contrary, only the Board or a committee thereof composed of two or more “Non-Employee Directors” (as that term is defined in Rule 16b-3 of the Exchange Act may make determinations regarding grants of awards to executive officers, directors, and 10% stockholders of the Company (“Affiliates”).

The Board and/or any committee that has been delegated the authority to administer the 2012 Plan, as the case may be, will be referred to as the “Plan Administrator.”

The Plan Administrator has the authority, in its sole and absolute discretion, to grant awards as an alternative to, as a replacement of, or as the form of payment for grants or rights earned or due under the 2012 Plan or other compensation plans or arrangements of the Company or a subsidiary of the Company, including the 2012 Plan of any entity acquired by the Company or a subsidiary of the Company.

Eligibility

Any employee, director, proposed employee or director, independent contractor (or employee or agent thereof), or other agent or person who provides valuable services to the Company will be eligible to receive awards under the 2012 Plan. With respect to awards that are options, directors who are not employees of the Company, proposed non-employee directors, proposed employees, and independent contractors (and their employees and agents, or, in the Plan Administrator’s discretion, any of their employees or contractors) will be eligible to receive only Nonqualified Stock Options.

Change of Control

Unless otherwise provided by the Board, in the event of a Change of Control (as defined in the 2012 Plan), the surviving, continuing, successor, or purchasing entity or parent entity thereof, as the case may be (the “Acquiring Company”), will either assume the Company’s rights and obligations under outstanding awards or substitute for outstanding awards substantially equivalent awards for the Acquiring Company’s capital stock. In the event the Acquiring Company elects not to assume or substitute for such outstanding awards in connection with a Change of Control, the Board may, in its sole and absolute discretion, provide that all or any unexercisable and/or unvested portions of the outstanding awards will be immediately vested and exercisable in full upon consummation of the Change of Control. The vesting and/or exercise of any award that is permissible solely by reason of this section will be conditioned upon the consummation of the Change of Control. Unless otherwise provided by the Board, any awards that are neither (i) assumed or substituted for by the Acquiring Company in connection with the Change of Control, nor (ii) exercised upon consummation of the Change of Control, will terminate and cease to be outstanding effective as of the date of the Change of Control.

Exercise Price of Options

The price for which shares of Common Stock may be purchased upon exercise of a particular option will be determined by the Plan Administrator at the time of grant; provided, however, that the exercise price of any award granted under the 2012 Plan will not be less than 100% of the Fair Market Value (as defined in the 2012 Plan) of the Common Stock on the date such option is granted (or 110% of the Fair Market Value of the Common Stock if the award is granted to a stockholder who, at the time the option is granted, owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any parent or subsidiary of the Company).

Term of Options; Modifications

The Plan Administrator will set the term of each stock option, but no Incentive Stock Option will be exercisable more than ten years after the date such option is granted (or five years for an Incentive Stock Option granted to a stockholder who, at the time the option is granted, owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any parent or subsidiary of the Company).

Payment; No Deferrals.

Awards granted under the 2012 Plan may be settled through exercise by (i) cash payments, (ii) the delivery of Common Stock (valued at Fair Market Value), (iii) the cashless exercise of such award, (iv) the granting of replacement awards, (v) combinations thereof as the Plan Administrator will determine, in its sole and absolute discretion, or (vi) any other method authorized by the 2012 Plan. The Plan Administrator will not permit or require the deferral of any award payment, including, without limitation, the payment or crediting of interest or dividend equivalents and converting such credits to deferred stock unit equivalents. No award granted under the 2012 Plan will contain any deferral feature.

Other Stock-Based Awards

Stock Appreciation Rights.

The Plan Administrator may grant stock appreciation rights, either in tandem with a stock option granted under the 2012 Plan or with respect to a number of shares for which no option has been granted. A stock appreciation right will entitle the holder to receive, with respect to each share of stock as to which the right is exercised, payment in an amount equal to (i) the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised, over (ii) the Fair Market Value of one share of Common Stock on the date the right is granted; provided, however, that in the case of stock appreciation rights granted in tandem with or otherwise related to any award under the 2012 Plan, the grant price per share will be at least the Fair Market Value per share of Common Stock on the date the right was granted. The Plan Administrator may establish a maximum appreciation value payable for stock appreciation rights and such other terms and conditions for such rights as the Plan Administrator may determine, in its sole and absolute discretion.

Restricted Stock Awards.

The Plan Administrator may grant restricted stock awards consisting of shares of Common Stock or denominated in units of Common Stock in such amounts as determined by the Plan Administrator, in its sole and absolute discretion. Restricted stock awards may be subject to (i) forfeiture of such shares upon termination of employment or Service (as defined below) during the applicable restriction period, (ii) restrictions on transferability, (iii) limitations on the right to vote such shares, (iv) limitations on the right to receive dividends with respect to such shares, (v) attainment of certain performance goals, such as those described in Section 5.8(c) of the 2012 Plan, and (vi) such other conditions, limitations, and restrictions as determined by the Plan Administrator, in its sole and absolute discretion, and as set forth in the instrument evidencing the award. These restrictions may lapse separately or in combinations or may be waived at such times, under such circumstances, in such installments, or otherwise as determined by the Plan Administrator, in its sole and absolute discretion. Certificates representing shares of Common Stock subject to restricted stock awards will bear an appropriate legend and may be held subject to escrow and such other conditions as determined by the Plan Administrator until such time as all applicable restrictions lapse.
Performance Share Awards.

The Plan Administrator may grant performance share awards that give the award recipient the right to receive payment upon achievement of certain performance goals established by the Plan Administrator, in its sole and absolute discretion, as set forth in the instrument evidencing the award. Such payments will be valued as determined by the Plan Administrator and payable to or exercisable by the award recipient for cash, shares of Common Stock (including the value of Common Stock as a part of a cashless exercise), other awards, or other property as determined by the Plan Administrator. Such conditions or restrictions may be based upon continuous Service (as defined below) with the Company or the attainment of performance goals related to the award holder’s performance or the Company’s profits, profit growth, profit-related return ratios, cash flow, stockholder returns, or such other criteria as determined by the Plan Administrator. Such performance goals may be (i) stated in absolute terms, (ii) relative to other companies or specified indices, (iii) to be achieved during a period of time, or (iv) as otherwise determined by the Plan Administrator.

Other Stock-Based Awards.

The Plan Administrator may grant such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as may be deemed by the Plan Administrator to be consistent with the purposes of the 2012 Plan and applicable laws and regulations. Such other awards may include, without limitation, (i) shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, (ii) convertible or exchangeable debt or equity securities, (iii) other rights convertible or exchangeable into shares of Common Stock, and (iv) awards valued by reference to the value of shares of Common Stock or the value of securities or the performance of specified subsidiaries of the Company.

Transferability

Any Incentive Stock Option granted under the 2012 Plan will, during the recipient’s lifetime, be exercisable only by such recipient, and will not be assignable or transferable by such recipient other than by will or the laws of descent and distribution. Except as specifically allowed by the Plan Administrator, any other award granted under the 2012 Plan and any of the rights and privileges conferred thereby will not be assignable or transferable by the recipient other than by will or the laws of descent and distribution and such award will be exercisable during the recipient’s lifetime only by the recipient.

Term of the 2012 Plan

The 2012 Plan will terminate on February 23, 2022, unless sooner terminated by the Board. After the 2012 Plan is terminated, no future awards may be granted under the 2012 Plan, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the 2012 Plan’s terms and conditions.

Golden Parachute Compensation

There exists no agreement or understanding, whether written or unwritten, concerning any type of compensation, whether present, deferred, or contingent, that is based on or otherwise relates to an acquisition, merger, consolidation, sale or other disposition of the assets of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding our Common Stock beneficially owned on June 18, 2013, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  Shares of Common Stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of the date of determination are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Name and Address (1) of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Outstanding Common Stock (2)

Executive Officers and Directors
John Lorenz	5,237,480	(3)	11.75%
--CEO, President, and Chairman of the Board of Directors

Alicia Williams	567,540	(4)	1.32%
--Chief Financial Officer, Secretary, Controller and VP of Internal Operations

Richard Geib --Chief Technical Officer	637,400	(5)	1.48%

James Flach --Director	385,000	(6)	*

Joseph Ioia --Director	2,131,600		4.99%

Michael Jaap --Director	231,000	(7)	*

William Miller --Director	1,440,000	(8)	3.34%

Executive Officers and Directors as a group (7 persons)	10,630,020	(3) – (8)	23.06%

5% Stockholders

Leonid Frenkel 401 City Avenue, Suite 528 Bala Cynwyd, PA 19004	6,502,750	(9)	14.35%

Janet Lynn Carnell	5,237,480	(10)	11.75%

Ralph M. Amato 2098 Cherry Creek Circle Summerlin, NV 89135	9,160,000	(11)	21.04%

Greg and Nola Casserly Trust 620 Newport Center Drive 14th Floor Newport Beach, CA 92660	2,800,000	(12)	6.35%
*Represents less than 1%

(1)	Unless otherwise indicated, the business address of each individual named is 4802 East Ray Road, Suite 23-408, Phoenix, Arizona 85044 and our telephone number is (866) 960-1539.
(2)	Based on 40,352,618 shares of Common Stock and 2,342,750 of Series AA Preferred Stock of GlyEco, Inc. outstanding as of June 18, 2013.

(3)
Includes an aggregate of (i) 437,528 shares of Common Stock issuable upon the exercise of warrants at $1.00 per share until June 27, 2021, (ii) 402,500 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (iii) 225,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022, and (iv) 156,000 shares of Common Stock issuable upon exercise of warrants at $1.25 per share until February 15, 2016 . Also includes an aggregate of 3,372,118 shares of Common Stock beneficially held by Mr. Lorenz’s wife, Janet Lynn Carnell.  Pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, Mr. Lorenz is deemed to beneficially own shares of Common Stock held by his wife.

(4)
Includes (i) 15,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until June 27, 2021, (ii) 175,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, and (iii) 177,500 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2013

(5)
Includes an aggregate of (i) 100,000 shares of Common Stock issuable upon the exercise of warrants at $0.50 per share until May 3, 2016, (ii) 40,000 shares of Common Stock issuable upon exercise of a warrant at $1.00 per share until June 27, 2021, (iii) 60,000 shares of Common Stock issuable upon exercise of options at $1.00 per share until June 27, 2021, (iv) 105,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (v) 100,000 shares of Common Stock issuable upon the exercise of warrants at $0.50 per share until May 3, 2017, and (vi) 100,000 shares of Common Stock issuable upon the exercise of warrants at $0.50 per share until May 3, 2018,.

(6)
Includes(i) 35,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, and (ii) 25,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2013 .

(7)
Includes (i)70,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (ii) 75,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2013, and (iii) 30,000 shares of Common Stock issuable upon the exercise of warrants at $1.25 per share until February 15, 2016.

(8)
Includes 245,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, and (ii) 175,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2013.  Entities included: William Miller, R. Wesley Company LLC, and William Jeffrey Miller Revocable Trust.

(9)
Consists of (i) 1,000,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $0.0001 per share until May 25, 2015, (ii) 480,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $0.025 per share until September 8, 2013, and (iii) 940,000 shares of Common Stock issuable upon the exercise of warrants at a purchase price of $1.00 per share until February 15, 2016. Entities included: Periscope Partners L.P., and IRA FBO Leonid Frenkel, Pershing LLC.

(10)
Janet Lynn Carnell is Senior VP of Corporate Development and Marketing of the Company and the wife of John Lorenz, the Chief Executive Officer, President, Secretary, and Chairman of the Board of the Company.  Pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, Ms. Carnell is deemed to beneficially own the 1,865,362 shares of Common Stock beneficially owned by her husband.  Also includes (i) 260,000 shares of Common Stock issuable upon the exercise of warrants at $1.00 per share until June 27, 2021 (ii) 210,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, and (iii) 175,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2013 .

(11)
Consists of (i) 200,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $1.00 per share until September 1, 2015, (ii) 250,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $1.00 per share until December 1, 2015, and (iii) 400,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $1.00 per share until December 10, 2015,

(12)
Consists of (i) 1,000,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $1.00 per share until December 21, 2014, and (ii) 400,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $1.00 per share until September 6, 2015.

Except as set forth above, there are no arrangements known to us, the operation of which may at a subsequent date result in a change in control of our Company.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The Company engaged Jorgensen & Co. to serve as its independent registered public accounting firm for each of the last two fiscal years.

Audit Fees

Set below are the aggregate fees billed for each of the last two fiscal years for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

Auditor:	2011	2012
Jorgensen & Co.	$51,000	$53,500

Audit-Related Fees

Set forth below are the aggregate fees billed in each of the last two fiscal years for assurance and related services by the Company’s principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above.

Auditor:	2011	2012
Jorgensen & Co.	$0	$

Tax Fees

Set forth below are the aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

Auditor:	2011	2012
Jorgensen & Co.	$0	$0

All Other Fees

Set forth below are the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported in above. Registrants shall describe the nature of the services comprising the fees disclosed under this category.

Auditor:	2011	2012
Jorgensen & Co.	$0	$80,500	(1)

(1) The Company paid Jorgensen & Co. $80,500 for the audit of three companies that were acquired or to be acquired by the Company: MMT Technologies, Full Circle Manufacturing, and Antifreeze Recycling.

Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or permissible non-audit services the engagement is approved by the Company's the Board of Directors acting as the audit committee.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Qualified stockholders who wish to have proposals included in our proxy statement in connection with our 2014 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must deliver such proposals so that they are received at our principal executive offices at 4802 E. Ray Rd. Ste. 23-408, Phoenix, AZ 85044 by April 30, 2014, in order to be considered for inclusion in next year’s proxy statement. For any stockholder proposal submitted outside Rule 14a-8 of the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the Company must receive notice of such proposal, or any nomination of a director by a stockholder, by May 5, 2014.

OTHER MATTERS

We know of no other matters to be presented at the Annual Meeting other than the election of directors and the ratification of the company’s independent registered public accounting firm, as described above. If other matters are properly presented at the meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of the Company.

We will provide a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Requests should be in writing and addressed to Alicia Williams, the Company’s Interim Chief Financial Officer, Secretary, Controller and VP of Internal Operations, at 4802 E. Ray Rd. Ste. 23-408, Phoenix, AZ 85044.